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Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:
Tom Schuler
(317) 822-5681
 tschuler@braunconsult.com

BRAUN CONSULTING REPORTS FIRST QUARTER RESULTS

        CHICAGO, IL—May 8, 2003—Braun Consulting (Nasdaq: BRNC), a professional services firm delivering customer-focused business solutions, today reported financial results for the first quarter ended March 31, 2003.

        Revenue before expense reimbursements for the first quarter of 2003 was $7.5 million, a decrease of 53.0 percent from revenue of $15.9 million for the same period a year ago. Total revenue for the first quarter of 2003, including reimbursable expenses, was $8.3 million, a decrease of 52.6 percent from total revenue of $17.5 million for the same period a year ago. The net loss for the first quarter of 2003 was $4.4 million, or $0.25 per share, compared to a net loss of $326 thousand or $0.02 per share for the same period a year ago.

        Pro forma net loss, excluding certain non-cash items of $1.7 million, for the first quarter of 2003 was $2.6 million or $0.15 per share, compared with pro forma net income, excluding special charges of $591 thousand, for the same period a year ago, of $29 thousand or $0.00 per share. Non-cash items for the first quarter of 2003 consisted of changes in the valuation allowance for all deferred tax assets related to net operating losses incurred during the first quarter. Special charges for the first quarter of 2002 included severance costs associated with management changes.

        Commenting on the results for the quarter, Steve Braun, Chief Executive Officer of Braun Consulting, noted, "Although marketplace conditions continue to be challenging, we are encouraged by some specific operational improvements during the quarter, including an increase in bill rates and utilization. Our revenue came in slightly below the target range, as we deferred recognizing $850 thousand in revenue on one milestone-based project. While the milestones were successfully delivered to and accepted by the client during in the first quarter, certain contractual specifications prohibited us from recognizing the associated revenue. It is important to note that this is a revenue recognition issue and that we continue to maintain a strong business relationship with this particular client and are actively working on other projects for this client. In the event we had been able to recognize the revenue associated with this specific project, we would have seen sequential quarterly revenue growth from the fourth quarter. This revenue, however, will be recognized at a future date. Overall, we believe our results show improving strength in our business. Under the current planning assumptions, our goal is to return to cash flow neutral from operations and profitability during the second half of the calendar year. We view this quarter as positive movement in that direction."

        Other first quarter highlights included:

  •
  Extended relationships with several of the Company's core clients during the first quarter, including: Eli Lilly, Hillenbrand, Minnesota Mutual Life and Pfizer; Initiated engagements with four new clients, including Endo Pharmaceutical and LifeCell;

  •
  Strengthened business intelligence capability, a core differentiator and key element of the Company's solution portfolio, with the appointment of Todd Nash as Vice President;

  •
  Increased bill rates and utilization in first quarter of 2003 compared to fourth quarter of 2002;

  •
  Reduced average weighted days sales outstanding (DSO) to 47 days in the first quarter of 2003 from 53 days in the previous quarter;

  •
  Realized cost savings from fourth quarter reductions and cost management initiatives in the first quarter of 2003 and expect additional cost savings from these actions in the second quarter and beyond.

        "We believe we are doing the right things to manage through this economic environment and we remain confident in our business, our clients and our people. During the quarter, we continued to make strategic investments to fuel the growth of the business, specifically as it relates to protecting our core people assets and recruiting strategic outside hires. Continuing investments in our talent pool are a critical element of our plan for driving performance improvements. We demonstrated further confidence in the business through additional investment in our stock repurchase program," commented Braun. "Moving forward, we expect revenue for the second quarter, prior to expense reimbursements, to be at or above first quarter results. While we are positioned for top-line improvement, this outlook is reflective of both the current economic outlook and the importance of executing against our strategic plan for improving bottom line performance."

        Braun Consulting will host a conference call for investors today at 5:00 PM EDT to further discuss the earnings results for the first quarter and future outlook. Steve Braun, President and Chief Executive Officer, and Tom Schuler, Senior Vice President of Corporate Development and Investor Relations, will lead the call. To participate, please dial (888) 343-7144. The conference call will also be broadcast live on the Internet. To hear the Webcast, please go to www.braunconsult.com, then click on Investor Relations.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

        Statements in this press release that are not strictly historical are "forward-looking" statements that involve risks or uncertainties, many of which are not under the control of the Company. The risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statement. Such risks and uncertainties include, but are not limited to, the nature of the market and demand for our service offerings, competition, overall general business and economic conditions, the nature of our clients and project engagements, attracting and retaining highly skilled employees, the ability of our clients to pay for our services, timely payment by clients for services rendered, and our ability to effectively manage growth and client relationships, as well as other risks identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission. The Company is under no duty to update any of the forward-looking statements after the date of this report or to conform these statements to actual results or changes in its expectations.

About Braun Consulting

        Braun Consulting, Inc. (Nasdaq: BRNC) is a professional services firm delivering customer-focused business solutions to Fortune 1000 and middle market companies. Braun Consulting combines cutting- edge business intelligence and CRM/eCRM technologies with business strategy to help clients build customer loyalty. By creating the necessary connection between technology and strategy, Braun builds effective business solutions that help clients drive business performance and cultivate long-term relationships with their most valuable customers. Founded in 1993, Chicago-based Braun Consulting has 5 offices throughout the U.S. Braun Consulting maintains strategic alliances with top developers of enterprise applications, including BEA Systems, Microsoft, Oracle, SAP, Siebel, Business Objects, Documentum, and others. Additional information about Braun Consulting is available at www.braunconsult.com.

BRAUN CONSULTING, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2003	2002
Revenue:
Revenue before expense reimbursements	$7,486	$15,914
Expense reimbursements	794	1,540

Total revenue	8,280	17,454
Costs and expenses:
Project personnel and expenses	6,881	10,703
Reimbursable expenses	794	1,540
Selling and marketing expenses	889	814
General and administrative expenses	4,044	5,038
Stock compensation	1	18

Total costs and expenses	12,609	18,113

Operating loss	(4,329)	(659)
Interest income	95	204

Loss before provision (benefit) for income taxes	(4,234)	(455)
Provision (benefit) for income taxes	138	(129)

Net loss	$(4,372)	$(326)

Loss per share:
Basic	$(0.25)	$(0.02)
Diluted	$(0.25)	$(0.02)
Reconciliation of net loss to pro forma net income (loss), excluding certain non-cash items and special charges:
Change in valuation allowance of deferred tax assets	1,735	—
Special charges	—	591

Pro forma net income (loss) before tax effect of special charges	(2,637)	265
Tax effect of special charges	—	(236)

Pro forma net income (loss), excluding certain non-cash items and special charges	$(2,637)	$29

Pro forma earnings (loss) per share, excluding certain non-cash items and special charges:
Basic	$(0.15)	$0.00
Diluted	$(0.15)	$0.00
Weighted average shares:
Basic	17,525,351	20,619,396
Diluted	17,525,351	20,619,396

Notes:
The Company provides pro forma earnings results (which exclude costs associated with employee severances and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. To supplement its financial statements presented in accordance with GAAP, Braun Consulting uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user's overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financing reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

Potentially dilutive securities of 58,778 and 330,912, respectively, were excluded from the diluted loss per share calculation for the quarters ended March 31, 2003 and 2002, as their effects would have been anti-dilutive to the loss incurred by the Company.

BRAUN CONSULTING, INC.
BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$176	$1,803
Restricted cash	3,500	3,500
Marketable securities	21,275	26,800
Accounts receivable (net of allowance: $150 in 2003; $290 in 2002)	7,365	6,504
Prepaid expenses and other current assets	811	714

Total current assets	33,127	39,321
Equipment, furniture and software—net	7,472	8,015
Deferred tax asset (net of allowance: $17,501 in 2003; $15,766 in 2002)	—	—

Total assets	$40,599	$47,336

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$755	$900
Accrued compensation	418	331
Other accrued liabilities	757	861
Accrued restructuring	2,020	2,571
Unearned revenue	1,512	1,837

Total current liabilities	5,462	6,500
Deferred rent	1,149	1,134
Accrued restructuring	2,697	2,800

Total liabilities	9,308	10,434
Stockholders' equity:
Preferred stock, $0.001 par value at March 31, 2003 and December 31, 2002; authorized 10,000,000 shares at March 31, 2003 and December 31, 2002; no shares have been issued at March 31, 2003 and December 31, 2002	—	—
Common stock, $0.001 par value at March 31, 2003 and December 31, 2002; authorized 50,000,000 shares at March 31, 2003 and December 31, 2002; issued and outstanding 17,082,522 shares at March 31, 2003 and 18,279,765 shares at December 31, 2002	17	18
Additional paid-in capital	102,831	104,070
Unearned deferred compensation	(1)	(2)
Accumulated deficit	(71,556)	(67,184)

Total stockholders' equity	31,291	36,902

Total liabilities and stockholders' equity	$40,599	$47,336

BRAUN CONSULTING, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(4,372)	$(326)
Adjustments to reconcile net loss to net cash flows from operating activities:
Compensation expense related to stock options	1	18
Income tax benefit from disqualifying stock dispositions	72	12
Deferred income taxes	—	(155)
Provision for losses on accounts receivable	100	16
Depreciation and amortization	604	736
Non-cash restructuring costs	150	—
Changes in assets and liabilities:
Accounts receivable	(961)	(199)
Prepaid expenses and other current assets	(97)	162
Accounts payable	(145)	(255)
Accrued liabilities	(17)	(128)
Deferred rent	15	—
Accrued restructuring	(804)	(1,179)
Unearned revenue	(325)	(1,163)

Net cash flows from operating activities	(5,779)	(2,461)
Cash flows from investing activities:
Purchases of marketable securities	—	(1,500)
Sales of marketable securities	5,525	3,550
Purchases of equipment, furniture and software	(61)	(190)

Net cash flows from investing activities	5,464	1,860
Cash flows from financing activities:
Exercise of stock options	7	476
Employee stock purchase plan	27	176
Treasury stock purchase and retirement	(1,346)	(111)

Net cash flows from financing activities	(1,312)	541

Net decrease in cash and cash equivalents	(1,627)	(60)

Cash and cash equivalents at beginning of period	1,803	2,673

Cash and cash equivalents at end of period	$176	$2,613

Supplemental disclosure of cash flow information:
Interest paid	$—	$—

Income taxes paid	$67	$10

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BRAUN CONSULTING REPORTS FIRST QUARTER RESULTS